Exhibit 99.1

[LETTERHEAD OF UBS SECURITIES LLC]

The Board of Directors

Guilford Pharmaceuticals Inc.

6611 Tributary Street

Baltimore, Maryland 21224

Dear Members of the Board:

We hereby consent to the inclusion of our opinion letter as Annex C to, and to the reference thereto under the captions “SUMMARY OF THE PROXY STATEMENT/PROSPECTUS — Opinion of Guilford’s Financial Advisor” and “THE MERGER — Opinion of Guilford’s Financial Advisor” in, the Proxy Statement/Prospectus relating to the proposed merger transaction involving MGI PHARMA, INC. (“MGI PHARMA”) and Guilford Pharmaceuticals Inc (“Guilford”), which Proxy Statement/Prospectus is a part of the Registration Statement on Form S-4 of MGI PHARMA. By giving such consent, we do not thereby admit that we are experts with respect to any part of such Registration Statement within the meaning of the term “expert” as used in, or that we come within the category of persons whose consent is required under, the Securities Act of 1933, as amended, or the rules and regulations of the Securities and Exchange Commission promulgated thereunder.

/s/ UBS SECURITIES LLC
UBS SECURITIES LLC

New York, New York

August 8, 2005